UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2006

FCStone Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51099	42-1091210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2829 Westown Parkway, West Des Moines, IA 50266

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (515) 223-3756

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 3.03 Material Modification to Rights of Security Holders.

Delaware Reincorporation

General. At a special meeting held on Tuesday, December 5, 2006, stockholders of FCStone Group, Inc. approved a proposal to change the state of incorporation of our company from Iowa to Delaware. This change in the state of incorporation or “reincorporation” was accomplished on December 6, 2006 through the merger of the existing Iowa corporation, FCStone Group, Inc., into New FCStone, Inc., a newly-formed, wholly-owned subsidiary of the Iowa corporation that is incorporated in Delaware. In this report on Form 8-K, we refer to FCStone Group, Inc., the Iowa corporation, as “FCStone Iowa” and to New FCStone, Inc., the Delaware corporation, as “FCStone Delaware” or the “surviving corporation.”

Consummation of the Reincorporation. On December 6, 2006, FCStone Iowa filed with the Secretary of State of the State of Delaware a certificate of ownership and merger, thereby effecting the merger of FCStone Iowa into FCStone Delaware under the Delaware General Corporation Law. This certificate of ownership and merger contained the plan of merger which set forth the terms and conditions of the merger as well as an amendment to the certificate of incorporation of FCStone Delaware to change the name of FCStone Delaware to “FCStone Group, Inc.” FCStone Iowa and FCStone Delaware also made the requisite filing under the Iowa Business Corporation Act to effect the reincorporation merger in the State of Iowa. We refer you to the certificate of ownership and merger which is included as Exhibit 3.1.1 to this report, and is incorporated herein by reference.

Effect of the Reincorporation. As a result of the reincorporation, FCStone Delaware, as the surviving corporation, succeeded to all of the rights, assets, liabilities and obligations of FCStone Iowa. The reincorporation did not effect any change in the headquarters, business, or principal facilities of our company. FCStone Delaware will continue to operate the business of our company under the name “FCStone Group, Inc.” Our management, including all directors and officers, are the same as the management of FCStone Iowa immediately prior to the reincorporation. All employee benefit plans (including stock option, restricted stock and other equity-based plans) of FCStone Iowa are being continued by FCStone Delaware. There were no new employee benefit plans established in connection with the reincorporation.

The stockholders of FCStone Iowa are now stockholders of FCStone Delaware. Accordingly, the rights of our stockholders are now governed by the certificate of incorporation and bylaws of FCStone Delaware and the Delaware General Corporation Law. We refer you to our certificate of incorporation and bylaws which are included as Exhibits 3.1 and 3.2, respectively, to this report, and are incorporated herein by reference.

The reincorporation, and the effect of the reincorporation on the rights of stockholders, were described in greater detail in the proxy statement dated November 1, 2006 that was furnished to stockholders of FCStone Iowa with respect to the December 5, 2006 special meeting.

Shares Received in the Reincorporation. As a result of the reincorporation:

•	Each issued and outstanding share of common stock of FCStone Iowa that was held by any employee stock ownership plan of our company (including shares owned by any trust created by any such plan) was converted into one share of common stock, $0.0001 par value, of FCStone Delaware; and

•	Every three issued and outstanding shares of FCStone Iowa common stock that were not held by any employee stock ownership plan of our company (or by any trust created by any such plan) were converted into:

•	one share of Series 1 common stock, $0.0001 par value, of FCStone Delaware;

•	one share of Series 2 common stock, $0.0001 par value, of FCStone Delaware; and

•	one share of Series 3 common stock, $0.0001 par value, of FCStone Delaware.

Throughout this report, we may refer to the common stock of FCStone Delaware, including the Series 1, Series 2 and Series 3 common stock of FCStone Delaware, collectively as “FCStone Delaware common stock” or “our common stock.” To the extent that a stockholder (other than our employee stock ownership plan) held a number of shares of FCStone Iowa common stock that was not evenly divisible by three:

•	Those of the stockholder’s shares of FCStone Iowa common stock that were divisible by three were converted into shares of Series 1, 2 and 3 common stock, $0.0001 par value, of FCStone Delaware as described above;

•	The stockholder’s first remaining share was converted into one share of Series 1 common stock, $0.0001 par value, of FCStone Delaware; and

•	The stockholder’s second remaining share, if any, was converted into one share of Series 2 common stock, $0.0001 par value, of FCStone Delaware.

As a result of the reincorporation, we currently have 4,818,273 shares of common stock issued and outstanding, of which 466,149 shares are common stock, 1,450,884 shares are Series 1 common stock, 1,450,698 shares are Series 2 common stock, and 1,450,542 shares are Series 3 common stock.

The certificate of incorporation of FCStone Delaware provides for 40,000,000 shares of common stock, $0.0001 par value, including 10,000,000 shares that are designated Series 1 common stock, $0.0001 par value, 10,000,000 shares that are designated Series 2 common stock, $0.0001 par value, and 10,000,000 shares that are designated Series 3 common stock, $0.0001 par value, and 20,000,000 shares of authorized preferred stock, $0.0001 par value. The shares of FCStone Delaware common stock, including the Series 1, 2 and 3 common stock, represent equity interests in our company and generally have traditional features of common stock, including dividend, voting and liquidation rights. The shares of FCStone Delaware common stock are identical, except that:

•	only the shares that are issued and outstanding immediately prior to an initial public offering of FCStone Delaware common stock are subject to redemption as described below; and

•	only the shares of the Series 1 common stock, Series 2 common stock and Series 3 common stock are subject to the transfer restrictions described below.

All other shares of FCStone Delaware common stock, including any shares issued in our proposed initial public offering of FCStone Delaware common stock, are not subject to redemption or to the transfer restrictions.

Our certificate of incorporation provides for our redemption of our common stock within 90 days after consummation of an initial public offering of our common stock. Our company is permitted to redeem shares of common stock in an amount not exceeding the lesser of:

•	fifty percent (50%) of the aggregate number of shares of common stock that are issued and sold by our company in the initial public offering (excluding any shares sold pursuant to the underwriters’ “over-allotment option”); and

•	twenty percent (20%) of the aggregate number of shares of common stock that are issued and outstanding immediately prior to the initial public offering (excluding any shares of common stock that are sold by stockholders in the offering).

The only shares of common stock subject to redemption would be those that are issued and outstanding immediately prior to the initial public offering, but specifically excluding shares sold by stockholders in the offering.

The redemption price per share payable to holders of redeemable common stock would be payable in cash in an amount equal the quotient of (i) the aggregate cash proceeds that our company receives in the initial public offering (excluding any shares sold pursuant to the underwriters’ “over-allotment option”), net of underwriting discounts and commissions and other offering-related expenses, divided by (ii) the aggregate number of shares of common stock that are issued and sold by our company in the offering (excluding any shares sold pursuant to the underwriters’ “over-allotment option”).

Our certificate of incorporation provides that, subject to the authority of our board to reduce the duration of, or to remove, in whole or in part, the transfer restrictions, our common stock would be transferable only under the following circumstances:

•	shares of common stock would be transferable to any transferee approved in advance by our board of directors;

•	shares of common stock issued to any employee stock ownership plan of our company would be transferable as provided in such plan;

•	shares of common stock would be transferable by operation of law; and

•	shares of common stock would be transferable in a Permitted Transfer (as such term is defined below)

For purposes of this discussion, the term “Permitted Transfer” means:

•	a “conversion transfer,” in which common stock is converted into unrestricted common stock in connection with a transfer to our company, a transfer in a qualified initial public offering of common stock and any other conversion transfer approved by our board of directors; and

•	a “non-conversion transfer,” in which common stock is not converted into unrestricted common stock and remains subject to the transfer restrictions in connection with a transfer to an existing holder of our capital stock, certain family members of the stockholder for estate planning or education purposes, a bona fide pledge to lending or financial institutions, and any other non-conversion transfer approved by our board of directors.

The transfer restrictions described above are applicable only to our Series 1 common stock, Series 2 common stock or Series 3 common stock. All other shares of our common stock, including common stock held by any stock ownership plan of our company and shares issued in our proposed initial public offering of common stock, are not be subject to the transfer restrictions.

The transfer restrictions described above expire (i) in the case of the Series 1 common stock, 180 days after the date of a qualified initial public offering of our common stock, (ii) in the case of the Series 2 common stock, 360 days after the date of such qualified initial public offering, and (iii) in the case of the Series 3 common stock, 540 days after the date of such qualified initial public offering.

Item 8.01 Other Events.

As described in Item 3.03 of this report on Form 8-K, on December 6, 2006 FCStone Iowa “reincorporated” in the State of Delaware through the merger of FCStone Iowa into FCStone Delaware, with FCStone Delaware being the surviving corporation of the merger. This report is being filed by FCStone Delaware as FCStone Delaware’s initial report to the Securities and Exchange Commission and as notice that FCStone Delaware is the “successor issuer” to FCStone Iowa pursuant to Rule 15d-5 under the Securities Exchange Act of 1934.

As a result of being the “successor issuer,” FCStone Delaware will file reports with the Securities and Exchange Commission on the same forms as FCStone Iowa, the predecessor issuer, was required to file under Section 15(d) of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
Exhibit 3.1	Certificate of incorporation of our company (filed as Exhibit 3.1 to our company’s Registration Statement on Form S-1 (Registration No. 333-137967) and incorporated herein by reference).

Exhibit 3.1.1	Certificate of ownership and merger (effecting the reincorporation merger in Delaware and amending the certificate of incorporation of our company to change our company’s name).

Exhibit 3.2	Bylaws of our company (filed as Exhibit 3.2 to our company’s Registration Statement on Form S-1 (Registration No. 333-137967) and incorporated herein by reference).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCSTONE GROUP, INC.
Dated: December 6, 2006
	By:	/s/ Robert V. Johnson
Robert V. Johnson
Executive Vice President and Chief Financial Officer